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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                       Date of Report: September 14, 1998



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




           DELAWARE                                       51-0374887
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)


15501 NORTH DIAL BOULEVARD
           SCOTTSDALE, ARIZONA                            85260-1619
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's Telephone Number, Including Area Code (602) 754-3425
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 14, 1998, the Company acquired all of the outstanding capital stock of Sarah Michaels, Inc. ("Sarah Michaels"), a leading marketer of premium specialty bath and body products, including body washes, body mists, luxury soaps, hand and body lotions, loofahs, sponges and brushes. Sarah Michaels distributes its products nationally under the Sarah Michaels brand name. The total transaction value of $185 million was financed entirely by short-term bank borrowings supported by the Company's long-term Credit Agreement. A portion of these borrowings is being refinanced pursuant to a $200 million offering of 6 1/2% Senior Notes due 2008 under the Company's Registration Statement on Form S-3 (No. 333-47355). A Prospectus Supplement for this offering was filed on September 21, 1998, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended.


ITEM 7.

           (a) Financial Statements

                  It is impractical to file this Report with the financial statements required by Item 7(a) of Form 8-K. Such statements will be filed by amendment as soon as completed and available, but in no event later than 60 days after the date from which this Report is required to be filed.

           (b) Pro Forma Financial Information

                  It is impractical to file this Report with the pro forma financial information required by Item 7(b) of Form 8-K. Such information will be filed by amendment as soon as completed and available, but in no event later than 60 days after the date from which this Report is required to be filed.

           (c)  Exhibit

                  (2) Amendment No. 1 to Purchase Agreement, dated September 11,
                      1998, among Sarah Michaels, Inc., BIB Holdings (Bermuda) Ltd., the stockholders of Sarah Michaels, Inc., Sarah Michaels, LLC, The Mark and Cynthia Kaplan Generation Skipping Trust, Bahrain International Bank (E.C.) and The Dial Corporation.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


    THE DIAL CORPORATION
    September 18, 1998

    /s/ Susan J. Riley
    Susan J. Riley
    Senior Vice President and Chief Financial Officer
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                                 Exhibit Index


Exhibit No.                       Description of Exhibit
-----------                       ----------------------


(2) Amendment No. 1 to Purchase Agreement, dated September 11, 1998, among Sarah Michaels, Inc., BIB Holdings (Bermuda) Ltd., the stockholders of Sarah Michaels, Inc., Sarah Michaels, LLC, The Mark and Cynthia Kaplan Generation Skipping Trust, Bahrain International Bank (E.C.) and The Dial Corporation.